                                                                   EXHIBIT 10.17

                       PRIMUS KNOWLEDGE SOLUTIONS, INC.
      Amended and Restated Software Marketing and Distribution Agreement
                         Primus Contract ID: SMDA4783

This Agreement ("Agreement") is made between Primus Knowledge Solutions, Inc. ("Primus"), 1601 Fifth Avenue, Suite 1900, Seattle, Washington 98101, U.S.A. (fax: +1 (206) 292-1825) and

Distributor Name:     Primus Knowledge Solutions, KK,
                      a Japanese corporation  ("Distributor")
Distributor Address:  Ebisu Prime Sq. Tower
                      1-1-39 Hiroo, Shibuya-ku
                      Tokyo, JAPAN 150
Fax No.:              +81 3-5469-3005

Primus is the owner and licensor of the Software (defined below). Primus wishes to market and distribute the Software in the Territory (defined below). Distributor has know-how and experience in marketing and distributing software in the Territory, and in providing related services, and wishes to assist Primus. Primus is willing to appoint Distributor to market and distribute the Software in the Territory, and Distributor is willing to accept such appointment, all on the terms and conditions specified below. Therefore, for good and valuable consideration, the receipt and sufficiency of which they each acknowledge, Primus and Distributor agree to be bound by such terms and conditions. This Agreement supercedes any and all prior agreements between Primus and Distributor.

EXECUTED as of the date set forth below Primus' signature:

Primus Knowledge Solutions, Inc.                Distributor

By:     /s/  Michael A. Brochu                  By:     /s/  Masahiro Sasaki
        Michael A. Brochu                               Masahiro Sasaki
Its:    President and Chief Executive Officer   Its:    President
Dated:  3/31/00                                 Dated:  March 31, 2000

                              Terms and Conditions

Table A - Distributor's Rights

====================================================================================================================================
Product                        Language                Exclusivity              Territory                      Term
                                             -------------------------------  -------------  ---------------------------------------
                                             Exclusive       Non-Exclusive                     Start Date                End Date
------------------------------------------------------------------------------------------------------------------------------------
Primus Products                                                                                              Third anniversary of
--------------------------------------------                                                 Effective Date  Effective Date or any
Primus(R) eServer/1/          Japanese and      Yes                No          Japan                         Renewal Effective Date
                              English
----------------------------
Primus(R) eSupport/2/
------------------------------------------------------------------------------------------------------------------------------------
Primus(R) eServer/1/          Japanese and                                     China                         Third anniversary of
                              English                                          Korea         Effective Date  Effective Date or any
                                                 No               Yes          Hong Kong                     Renewal Effective Date
----------------------------
Primus(R) eSupport/2/
------------------------------------------------------------------------------------------------------------------------------------
Upstream Supplier Products
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             On the termination or
Seagate Crystal Info v.6/3/  English and         No               Yes          Japan and     Effective Date  last effective date of
                             Japanese                                          Korea                         the authorizing
                                                                                                             agreement between
                                                                                                             Seagate and Primus
------------------------------------------------------------------------------------------------------------------------------------
KBI Total Product Support    English             No               Yes          Japan and     Effective Date  On the termination or
Suite                                                                          Korea                         last effective date of
                                                                                                             the authorizing
                                                                                                             agreement between KBI
                                                                                                             and Primus
====================================================================================================================================
Note 1:  Primus(R) eServer is formerly known as SolutionSeries(TM) Server, SolutionBuilder(R) and SolutionExplorer(R)
Note 2:  Primus(R) eSupport is formerly known as SolutionPublisher(R)
Note 3:  Limited to Client License and Report/Query license (no OLAP license) and subject to the licensing and other restrictions set forth in Schedule 7

Table B - Software Distribution Fees and Support and Maintenance Fees

====================================================================================================================================
Product                           Language                              DISTRIBUTOR'S DISCOUNT FROM APPLICABLE LIST PRICE (%)
                                               -------------------------------------------------------------------------------------
                                                   Aggregate Sales to a Specific       Distributor's Discount from     Support and
                                                  End User During an Annual Sales   Applicable List Price For Orders   Maintenance
                                                              Period                 by the Specific End User During   Fees
                                                              (US $)                   the Annual Sales Period (%)
=================================================-----------------------------------------------------------------------------------
Primus Products                                           Up to $99,999                            37%
----------------------------                     ---------------------------------------------------------------------
Primus(R) eServer/1/                                $100,000 - $199,999                            40%
and                                              ---------------------------------------------------------------------
Primus(R) eSupport/2/                               $200,000 - $299,999                            43%
                                                 ---------------------------------------------------------------------
                                                    $300,000 - $399,999                            46%
                                                 ---------------------------------------------------------------------
                              Japanese and          $400,000 - $499,999                            49%                       50%
                              English            ---------------------------------------------------------------------
                                                    $500,000 - $599,999                            53%
                                                 ---------------------------------------------------------------------
                                                    $600,000 - $699,999                            56%
                                                 ---------------------------------------------------------------------
                                                    $700,000 - $799,999                            59%
                                                 ---------------------------------------------------------------------
                                                    $800,000 - $899,999                            62%
                                                 ---------------------------------------------------------------------
                                                    $900,000 - $999,999                            65%
                                                 ---------------------------------------------------------------------
                                                    $1,000,000 and over                            68%
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Upstream Supplier Products                                  Price Per Unit                      Support and Maintenance Fees
------------------------------------------------------------------------------------------------------------------------------------
Seagate Crystal Info Set      Japanese                      $1,400 per set                                    18%
------------------------------------------------------------------------------------------------------------------------------------
KBI Total Product Support     English   Intranet Web Server - $18,000/500 Concurrent User Pack                40%
 Suite                                  Client/Server - $800/Personal ID User
====================================================================================================================================

Note 1: Primus(R) eServer is formerly known as SolutionSeries(TM)Server, SolutionBuilder(R) and SolutionExplorer(R)
Note 2:  Primus(R)  eSupport is formerly known as SolutionPublisher(R)
Note 3: Seagate Crystal Info Set refers to a set of Seagate products that include Five (5) licenses of Tool Crystal Info. and One (1) License of the Query Tool.


Table C - Services Fees

====================================================================================================================================
Service Description                       Location     Fee per Labor Day (US $)    Distributor's Discount      Effective Period
                                                                                      From Applicable      -------------------------
                                                                                         List Price        Start Date   End Date
------------------------------------------------------------------------------------------------------------------------------------
Primus Services
------------------------------------------------------------------------------------------------------------------------------------
  Sales Training                        Seattle         Applicable List Price           TBD                Effective  Third
--------------------------------------------------------------------------------------------------------   Date       Anniversary
  Certification - Client Services       Seattle         Applicable List Price           TBD                           of Effective
--------------------------------------------------------------------------------------------------------              Date or any
  Certification - Technical Support     Seattle         Applicable List Price           TBD                           Renewal
--------------------------------------------------------------------------------------------------------              Effective
  Client Services                       United States   Applicable List Price           TBD                           Date
====================================================================================================================================

Table D - Distributor's Performance

====================================================================================================================================
Products                Year of     Net Annual      Qualified    Qualified   Qualified   Qualified           Effective Period
                        Contract     Revenues         Sales     Consultants   Support    Marketing      ----------------------------
                          From        (US $)         Persons                 Engineers     Staff         Start Date       End Date
                       Effective
                         Date
------------------------------------------------------------------------------------------------------------------------------------
Primus(R) eServer/1/      1         4% of Primus
and                                 Recognized
Primus(R)                           Revenue                                                              Effective    Third
eSupport/2/          ------------------------------    3            3            3           2           Date         Anniversary
                                    4% of Primus                                                                      Of Effective
                                    Recognized                                                                        Date or any
                        2 and       Revenue for                                                                       Renewal
                      thereunder    the respective                                                                    Effective
                                    year                                                                              Date
====================================================================================================================================

Table E - Credit For Unsold TCI Inventory

====================================================================================================================================
Product                                                 Number of Unsold Units       Credit per Unsold Unit        Total Credit
                                                         as of Effective Date                (US $)                   (US $)
------------------------------------------------------------------------------------------------------------------------------------
Primus SolutionBuilder                                          1,751                         $770                  $1,348,270
====================================================================================================================================

Section 1.  Definitions

For purposes of this Agreement, the following capitalized phrases shall be ascribed the following meanings:

1.1 "Affiliate" means a Person in which another Person (i) owns equity possessing at least fifty percent (50%) of the equity interest, or (ii) controls equity possessing at least twenty percent (20%) of the total combined voting power of all classes of equity entitled to vote.

1.2 "Applicable List Price" means Primus' then current list prices, as notified by Primus to Distributor from time to time, for: (i) the Software; (ii) the provision of technical support services and Updates; and (iii) any sales training, certification or client services provided by Primus (except to the extent specified otherwise in Table C).

1.3 "Confidential Information Agreement" means Primus' standard form Bilateral Non-Disclosure Agreement, a copy of which is attached to this Agreement as
Schedule 1. "Confidential Information" shall have the meaning ascribed to it in such agreement.

1.4 "Documentation" means the Software user, system administrator and technical manuals and other documentation, including additional, updated or revised documentation, if any, that Primus provides to Distributor.

1.5  "Effective Date" means January 1, 2000.

1.6 "End User" means any Person that acquires a license to use the Software for production end user purposes, and not for redistribution, and that has executed a License Agreement with Distributor or a Sub-Distributor.

1.7 "End User Maintenance" means the provision to End Users of technical support services with respect to the Software, and the distribution of Updates to End Users by Distributor or any sub-distributors, all in accordance with the provisions of the Support and Maintenance Agreement. "End User Maintenance fees" means the fees payable to Distributor by End Users for End User Maintenance.

1.8 "Evaluation Agreement" means a form of software evaluation agreement that is identical in all material respects to Primus' then current standard evaluation license agreement for the Territory, the current form of which is attached to this Agreement in Schedule 2. Primus may change the current form of evaluation license agreement from time to time and at any time, upon prior written notice to Distributor.

1.9 "Evaluator" means any Person that acquires a license to evaluate the Software and that has executed an Evaluation Agreement.

1.10 "Exclusive Software" means the Software specified in Table A as being subject to Distributor's exclusive distribution rights in the specified Territory.

1.11  "Exclusive Territory" means the Japanese archipelago.

1.12 "Initial Software" means the first version of each Software product that Primus delivers to Distributor pursuant to this Agreement, together with any modifications thereof delivered to remedy any non-compliance with the warranties under Sections 9.3.1-9.3.3.

1.13 "License Agreement" means a form of software license agreement that is identical in all material respects to Primus' then current standard end user license agreement for the Territory, the current form of which is attached to this Agreement in Schedule 2. Primus may change the current form of end user license agreement from time to time and at any time, upon prior written notice to Distributor.

1.14 "Net Annual Revenue" means the amount of Software license and Primus Maintenance fees actually paid by Distributor to Primus under this Agreement and recognized by Primus as revenue for the respective year in accordance with United States "Generally Accepted Accounting Principles", exclusive of shipping charges, customs, import and export duties, value added taxes and other sales taxes, and duties.

1.15 "New Software" means any versions of the Software delivered to Distributor by Primus other than the Initial Software.

1.16 "Non-Exclusive Software" means the Software specified in Table A as being subject to Distributor's non-exclusive distribution rights.

1.17  "Performance Goals" means the Performance Goals set forth in Table D and
Section 3.1.1.

1.18 "Person" means any individual, partnership, company, corporation, trust, association or other entity or organization whatsoever.

1.19 'Primus Maintenance" means Primus' provision of support and maintenance to Distributor, namely Secondline Support and Updates. Primus Maintenance fees means the fees payable to Primus by Distributor for Primus Maintenance.

1.20 "Primus Software" means the object code version of Primus' computer software programs (including any third party products licensed by Primus and embedded in

Primus' computer programs) identified in Table A as Primus products.

1.21 "Qualified Consultant" means a client services consultant employed by Distributor who has completed a Primus client services certification course within the past twelve (12) months.

1.22 "Qualified Sales Person" means a sales person employed by Distributor who has completed a Primus sales training course within the past twelve (12) months.

1.23 "Qualified Marketing Staff" means Marketing professionals employed by the Distributor experienced and competent in the development and implementation of core marketing strategies and practices including competitive and market research, direct marketing activities, corporate marketing activities, PR and awareness activities, event planning and implementation, marketing collateral creation, branding and messaging, and strategic planning and positioning.

1.24 "Qualified Support Engineer" means a technical support analyst employed by Distributor who has completed a Primus technical support certification course within the past twelve (12) months.

1.25 "Secondline Support" means Primus' obligations to provide technical support to Distributor's technical support organization, as more particularly described in Schedule 3.

1.26 "Software" means all or any portion of (i) the Primus Software, (ii) the Upstream Supplier Software, and (iii) any Updates.

1.27 "Sub-Distributor" means any Person that distributes computer hardware or software, or that provides related services, and that has executed a Sub-Distribution Agreement with Distributor either (i) to make the Software and Documentation available to End Users in conjunction with such Person's other products or services, or (ii) to distribute the Primus Software and the Upstream Supplier Software and Documentation on a stand-alone basis.

1.28 "Sub-Distribution Agreement" means a written agreement between Distributor and each Sub-Distributor that provides the Sub-Distributor with certain sub-licensing rights to the Software and Documentation, which rights shall not exceed those granted to Distributor by Primus under this Agreement.

1.29 "Support and Maintenance Agreement" means a form of end user support and maintenance agreement that is identical in all material respects to Primus' then current standard end user support and maintenance agreement for the Territory, the current form of which is attached to this Agreement in Schedule 2. Primus may change the current form of end user support and maintenance agreement from time to time and at any time, upon prior written notice to Distributor.

1.30  "Term" means the term of this Agreement, as more fully described in
Section 10.

1.31 "Territory" means the geographic areas of Japan, Korea, China and Hong Kong specified in Table A.

1.32 "Trademarks" means: (i) Primus' trademarks Primus, Primus(R) eServer, Primus(R) eSupport, Primus(R) Interchange, SolutionSeries, SolutionBuilder, SolutionExplorer, SolutionPublisher and their associated logos; (ii) any applicable Upstream Supplier Trademarks; and (iii) and any and all other trademarks and/or service marks that Primus may use and approve in writing for use by Distributor in connection with the Software.

1.33 "Updates" means new releases, major releases and maintenance releases of the Software which Primus or the applicable Upstream Supplier does not designate as different products for which it charges separately

1.34 "Upstream Supplier" means a third party that has granted Primus a license to distribute and sub-license products developed by the third party (or its licensors).

1.35 "Upstream Supplier Software" means the object code version of any Upstream Supplier's computer software programs (including any third party products licensed by the Upstream Supplier and embedded in such computer programs) identified in Table A as Upstream Supplier products.

1.36 "Web Access Customers" means the end user customers of any End User who access the server portions of the Software via the World Wide Web using a browser interface, to retrieve information from (but not contribute information to) the End User's database.

1.37 "Tables" means references to Tables include any subsequent Tables (numbered A-1, A-2 and so forth) to which both of the parties agree in writing.

1.38 "Primus Recognized Revenue" means the annual budget for total recognized revenue for Primus, on a worldwide basis, for the respective fiscal year as approved by the Primus Board of Directors.

1.39 "Renewal Effective Date" means January 1, 2002 or two years subsequent to the Effective Date for each automatic renewal of the Term as provided for and more fully described in Section 10.

Section 2.  Appointment as Distributor

2.1 Appointment. Subject to the provisions of this Agreement, Primus hereby appoints Distributor, for the duration of the Term and throughout the world, as a distributor for the marketing, distribution and sub-licensing of the Software to Persons whose head offices are located in the Territory. The appointment shall be exclusive with respect to the Exclusive Software, and non-exclusive with respect to the Non-Exclusive Software. Distributor hereby accepts such appointment.

2.2 License Grants. Subject to the provisions of this Agreement, Primus hereby grants to Distributor, and Distributor hereby accepts:

     2.2.1 Marketing and Distribution: A limited, worldwide, non-transferable license, with limited right to sub-license to Sub-Distributors, throughout the Distribution Term, to (i) promote, market and demonstrate the Software and Documentation to Persons located in the Territory, and (ii) distribute the Software and Documentation throughout the Territory to End-Users and Evaluators whose head offices are located in the Territory. The foregoing license shall be an exclusive license with respect to the Exclusive Software and related Documentation (subject to Section 2.2.4 below), and a non-exclusive license with respect to the Non-Exclusive Software and related Documentation.

     2.2.2 Right To Sub-License To End-Users and Evaluators: A limited, worldwide, non-transferable license, with limited right to sub-license to Sub-Distributors, throughout the Term, to sub-license the Software and Documentation to End-Users and Evaluators whose head offices are located in the Territory. The foregoing license shall be an exclusive license with respect to the Exclusive Software and related Documentation (subject to Section 2.2.4 below), and a non-exclusive license with respect to the Non-Exclusive Software.

     2.2.3 Internal Use: A limited, worldwide, non-exclusive, non-transferable license to reproduce, distribute and use the Software and Documentation for Distributor's internal, non-production purposes during the Term, solely to the extent reasonably necessary to enable Distributor to (i) promote, market and demonstrate the Software, (ii) become familiar with the Software for purposes of providing End User Maintenance to End Users and Evaluators, and (iii) make back-up and archival copies.

     2.2.4 Limitations on Exclusivity. Notwithstanding any provision of this Agreement to the contrary, the grants from Primus to Distributor contained in
Section 2.1 and this Section 2.2 shall not be deemed to prohibit:

     (i) the sub-licensing of the Software to an end user located within the Territory by a Person located outside the Territory, provided that: (a) such Person is authorized by Primus to license Software to its own Affiliates, and the End User located in the Territory is an Affiliate of such Person, (b) such Person is offering Software in combination with other products on an OEM or VAR basis as an authorized distributor of Primus, or (c) the end user is a Web Access Customer;

     (ii) an End User's providing a Person located outside the Territory with access to the server portions of the Software, provided that: (a) the server on which the server portions of the Software are installed is under the custody and control of the End User, and (b) such Person is either (x) an Affiliate of the End User and is bound by the terms of the End User's License Agreement, or (y) is a Web Access Customer of the End User;

     (iii) the promotion and marketing of the Software via the Internet and on the World Wide Web by Primus or any licensor, licensee or sub-licensee of Primus; or

     (iv) entering into a split transaction as contemplated by Sections 2.4 and 7.3.

2.3 Reservation. Primus reserves all rights to the Software, Documentation and Confidential Information of Primus not expressly included in the scope of the grant of rights to Distributor in this Agreement. Without limiting the generality of the foregoing, Distributor shall use the Software only for the purposes specified in Section 2.2 and in accordance with the following:

     2.3.1 Modifications, Combinations and Translations. Without Primus' specific, prior written consent, which Primus may provide or withhold in its sole and absolute discretion, Distributor may not: (i) modify or create derivatives of the Software or the Documentation; (ii) incorporate the Software into any other computer software program; or (iii) translate any of the Software or the Documentation. Primus may condition its consent upon Distributor's written agreement to such commercial terms respecting (a) Distributor's compensation for its efforts, and (b) technical specifications, as are mutually acceptable to each of Primus and Distributor.

     2.3.2 Ownership of Derivatives. Any modifications, translations or other derivative works made to or derived from the Software or Documentation by Distributor or any Person given access to the Software by Distributor, and all related intellectual property rights (collectively, "Derivatives"), shall be deemed to be work made for hire on behalf of Primus, and Primus shall be the sole owner of all right, title and interest in and to such Derivatives. To the extent that ownership of any Derivative does not vest in Primus by operation of law, Distributor hereby assigns, and shall ensure assignment of all right, title and interest in and to such Derivative to Primus. Upon request by Primus, and at Primus' reasonable expense, Distributor shall execute all such written agreements and instruments, and take all such other action as may be necessary to perfect Primus' title in and to any Derivative. Nothing in this Section 2.3.2 shall be deemed to provide Primus with ownership rights in (i) products owned by Distributor or its other licensors, and which Distributor combines with the Software or the Documentation, or (ii) any know-how of Distributor that Distributor uses to create any Derivative, except to the extent that such know-how relates solely to the Software or Documentation.

     2.3.3 Media. Unless Distributor first obtains Primus' prior written consent, not to be unreasonably withheld, Distributor may only distribute the Software to End-Users and Evaluators on CD-ROM or magnetic disk.

     2.3.4 Appointment of Sub-Distributors. Before appointing any Sub-Distributor, Distributor shall obtain Primus' written approval (not to be unreasonably withheld) to an accurate English translation of Distributor's proposed model Sub-Distribution Agreement (the "Model Agreement"). Subject to Distributor's obtaining such approval, the initial Sub-Distributors shall be the Persons listed in Schedule 4. Distributor may not appoint any other Sub-Distributors without obtaining Primus' prior written approval (not to be unreasonably withheld). Distributor's request for approval shall contain, at a minimum: (a) the name and a description of the proposed Sub-Distributor; and (b) an accurate English translation of the proposed Sub-Distribution Agreement, marked to show changes from the Model Agreement. Distributor shall ensure that:
(i) Distributor may unilaterally terminate all Sub-Distributor appointments and associated license rights upon termination of the Distribution Term, in each case without any liability on the part of Primus; (ii) Sub-Distributors shall have no right to appoint sub-distributors; (iii) the relevant Sub-Distribution Agreement permits Distributor's assignment of the Sub-Distribution Agreement to Primus or its nominee; (iv) each Sub-Distributor complies with the obligations of Distributor under this Agreement, as though such obligations applied directly to the Sub-Distributor; and (v) Primus is a third-party beneficiary of Distributor's rights with respect to each of its Sub-Distributors.

     2.3.5 No Conveyance of Ownership; Trade Secrets. This Agreement does not convey any ownership of the Software or Documentation or any media on which the Software or Documentation is stored, but only the right to transfer possession. Title to copies of the Software and the Documentation distributed under this Agreement shall remain with Primus at all times. Distributor acknowledges that the Software, the Documentation and Primus' Confidential Information constitute trade secrets and are the valuable property of Primus and its licensors, and that the Software and Documentation are protected by copyright and trademark rights.

     2.3.6 Reverse Engineering. Except to the extent (if any) permitted by applicable law, Distributor shall not decompile, or create or attempt to create, by reverse engineering or otherwise, the source code from the object code supplied under this Agreement.

     2.3.7 Future Rights to Acquire Software. Distributor shall not grant to any Person any option to sub-license the Software that can be exercised after expiration of the Distribution Term.

     2.3.8 Service Bureau. Distributor shall not rent or lease the Software, and shall not use or distribute the Software to operate a service bureau or similar service.

2.4 Licenses for Subsidiaries and Branch Offices of Parent Company Purchasers. Notwithstanding any provision in this Agreement to the contrary and subject to the provisions of Section 7.3: Primus may license Software to an End User located within the Exclusive Territory that is a subsidiary or branch office of a Parent Company which is a licensed End User located outside the Exclusive Territory if such Software is sold to and paid for by the Parent Company located outside the Exclusive Territory and subsequently delivered to the subsidiary or branch office by the Parent Company. Similarly, Distributor or its Sub-Distributors may sub-license Software to an End User outside the Exclusive Territory that is a subsidiary or branch office of a Parent Company which is a licensed End User located within the Exclusive Territory if such Software is sold to and paid for by the Parent Company located within the Exclusive Territory and subsequently delivered to the subsidiary or branch office by the Parent Company. For purposes of this section, a branch office or subsidiary of a Parent Company means an office or business entity that is majority owned (greater than 50% owned) by the Parent Company

Section 3.  Distributor's Obligations

3.1 Sales Efforts. Throughout the Distribution Term, Distributor shall use its best efforts to solicit orders from responsible and credit-worthy End Users located in the Territory, for the licensing of the Software and the provision of End User Maintenance. Without limiting the generality of the foregoing, throughout the Distribution Term:

     3.1.1 Performance Goals. Distributor shall use all commercially reasonable efforts to: (i) generate Net Revenues in excess of those specified in Table D; and (ii) ensure that sufficient employees of Distributor have attended Primus' sales training, consulting and technical support certification courses, such that Distributor employs no fewer than the number of Qualified Sales Persons, Qualified Marketing Staff, Qualified Consultants and Qualified Support Engineers specified in Table D throughout the Initial Term (collectively, the "Performance Goals"). Without limiting Primus' other remedies, if Distributor fails to meet any of the Performance Goals, then Primus may, after consultation with Distributor, but in Primus' sole and absolute discretion, change any exclusive appointment or license grant to a non-exclusive appointment or license grant.

     3.1.2 Marketing Activities. Distributor shall: (i) engage in market research for the purpose of identifying optimum marketing and distribution strategies in the Territory; (ii) engage in a variety of marketing activities including direct marketing activities, awareness and public relations activities, event planning, strategic planning and marketing collateral creation; (iii) advise Primus of all such measures as are necessary for the localization of the Software; (iv) market and promote the Software in the Territory, using the Trademarks; (v) coordinate sales, services and technical support training programs with Primus; (vi) establish, train and maintain a sales and services network with respect to the Software and (vii) ensure that only Qualified Consultants and Qualified Technicians provide deployment, technical support and other consulting services related to Primus' products.

     3.1.3 Marketing Practices. Distributor shall avoid deceptive, misleading or unethical practices that are or might be detrimental to Primus, its licensors, or the Software, and shall conduct all activities under the Agreement so as to maintain and support the reputation of Primus and Primus' products and services.

     3.1.4 Warranties. Distributor shall not make any representations or warranties to any Person on behalf of Primus or Primus' licensors, nor assign any representations or warranties that Primus makes to Distributor under this Agreement to any Person. Distributor may provide its own warranties to End Users with respect to the Software, but shall ensure that such warranties (and any related remedies) do not exceed those provided by Primus to Distributor under this Agreement.

3.2 End User Maintenance. Throughout the Distribution Term, Distributor or Distributor's qualified sub-contractor, at Distributor's sole expense, shall provide End Users with End User Maintenance.

3.3 Client Services. Throughout the Distribution Term, Distributor or Distributor's qualified sub-contractor, at Distributor's sole expense, shall provide End Users and Evaluators with such Software installation, implementation and training services as are reasonably necessary to enable the End User or Evaluator to use the Software successfully. Distributor shall use its commercially reasonable efforts to obtain metrics from each End User regarding the End User's use of, and success with the Software, and shall provide such metrics to Primus. Primus shall provide Distributor with recommendations as to the scope and nature of such metrics.

3.4  Agreements with Third Parties.

     3.4.1 License, Support and Maintenance, and Evaluation Agreements. Distributor shall not (i) distribute any Software or Documentation to End Users, nor (ii) provide any End User with End User Maintenance, except under a valid License Agreement and Support and Maintenance Agreement, respectively, executed by the End User. Distributor shall comply with its obligations under all such Agreements. Distributor shall ensure that all End Users comply with their obligations under all such Agreements.

     3.4.2 Evaluation Agreements. Distributor may order a reasonable number of copies of the Software and Documentation from Primus, for supervised demonstration and customer evaluation purposes. Distributor shall not distribute any Software or Documentation to Evaluators except under a valid Evaluation Agreement executed by the Evaluator. Distributor shall not be required to pay Software license fees or Primus Maintenance fees for Software distributed pursuant to an Evaluation Agreement; provided always that Distributor does not permit any evaluation to extend beyond thirty (30) days without Primus' prior written consent, not to be unreasonably withheld. Distributor shall ensure that all Evaluators comply with their obligations under all such Agreements.

     3.4.3 Execution of Agreements. Distributor shall execute agreements with Sub-Distributors, End Users and Evaluators only in its own name (and not that of Primus). Distributor shall provide Primus with a copy of all License Agreements, Support and Maintenance Agreements and Sub-Distribution Agreements executed by End Users or Sub-Distributors promptly after their execution, containing at a minimum the information required to be entered in each table of the License Agreement and the Support and Maintenance Agreement.

     3.4.4 Modifications to Agreements. Distributor may not modify the License Agreement or the Support and Maintenance Agreement except as specified in this
Section 3.4.4.

     (i) Material Changes. Distributor may make material changes to the License Agreement or the Support and Maintenance Agreement, with Primus' prior written approval, not to be unreasonably withheld or delayed. To obtain such approval, Distributor shall submit an accurate English translation of the proposed changes to Primus.

     (ii) Immaterial Changes. Distributor may make immaterial changes to the License Agreement and the Support and Maintenance Agreement at any time without any obligation to obtain Primus' prior approval; provided always, however, that Distributor shall defend, indemnify and hold Primus harmless from and against any and all claims, loss, liability, damages and expense (including attorneys and other expert's fees) incurred by Primus in consequence of such changes. Distributor shall notify Primus of such changes when made.

3.5 Transactions Outside the Territory. If Distributor becomes aware that a customer may require any Software outside the Territory, and if the exception to territorial restriction specified in Section 2.2.4(ii) does not apply, then Distributor shall promptly notify Primus.

3.6 Reports. Throughout the Term, Distributor shall: (i) provide Primus with the plans, forecasts and reports, in English (collectively, "Reports"), specified in this Section 3.6; (ii) ensure that each Report contains the minimum information reasonably requested by Primus; and (iii) use all commercially reasonable efforts to ensure the accuracy of each Report.

     3.6.1 Business Plans. On or before October 15 of each year of the Term, Distributor shall provide Primus with an annual business plan (based on a December 31 year end) for the distribution of the Software and the provision of End User Maintenance by Distributor and Sub-Distributors in the Territory. Distributor shall also provide Primus with a business plan for any new business initiative that the Distributor wishes to undertake that requires the assistance of Primus.

     3.6.2 Monthly Forecasts. On or before the fifth (5th) day of each calendar month, Distributor shall provide Primus with a quarterly forecast for the current month and subsequent two (2) months, for the sub-licensing of the Software and provision of End User Maintenance in the Territory.

     3.6.3 Monthly Reports. On or before the fifteenth (15th) day of each calendar month, Distributor shall provide Primus with a report specifying: (i) the sub-licensing of the Software and provision of End User Maintenance to End Users in the Territory for the calendar month last ended: (ii) the status of all Evaluation Agreements in effect in the Territory for the calendar month last ended, and the related evaluations by potential customers; and (iii) metrics regarding use of the Software by End Users.

3.7 Accounting. Throughout the Term and until the sixth (6th) anniversary of its termination, Distributor shall keep complete and accurate records clearly showing: (i) in accordance with Japanese generally accepted accounting principles and on a consistent basis, all revenues arising out of the distribution of the Software and the provision of End User Maintenance by Distributor and the Sub-Distributors; (ii) all amounts payable to Primus under this Agreement; and (iii) the location, model name, and serial number of all servers on which the Software distributed by Distributor or any Sub-Distributor is installed. Such records, and those specified below, are collectively referred to in this section as "Distribution Records".

     3.7.1 Records. For each License Agreement, Support and Maintenance Agreement and Sub-Distribution Agreement executed, the Distribution Records shall include at a minimum: (i) the name and address of the End User or Sub-Distributor; (ii) the dates of shipment; (iii) a copy of each such Agreement, and each purchase order and invoice, including all amendments and exhibits; (iv) records of revenues received and receivable in respect of End User Maintenance and the period to which such End User Maintenance revenues apply; and (v) in the case of Sub-Distributors only, a copy of each monthly Sub-Distributors' revenue report to Distributor.

     3.7.2 Audit Rights. Within ten (10) days of Primus' written request, Distributor shall provide accurate copies of the requested Distribution
Records or any
requested information contained in the Distribution Records to Primus in English; provided, however, that Primus may request such information no more frequently than once per quarter. Upon ten (10) days prior written notice, Primus may inspect, audit, and copy the Distribution Records and access the servers on which the Software is installed, at any time during the regular business hours of the user thereof, but only for the purposes of determining that (i) Primus has been properly paid all fees to which it is entitled under this Agreement, and (ii) no infringement of Primus' intellectual property rights with respect to the Software, the Documentation or the Trademarks has occurred. Unless an audit discloses a material discrepancy in favor of Distributor or any of its sub-distributors, Primus may exercise such audit rights no more than once during any twelve (12) month period. In the event of any understatement of any Software license fees or Primus Maintenance fees due to Primus, Distributor shall promptly pay such fees at the Applicable List Price. This remedy and Primus' acceptance of any payment shall be without prejudice to any additional rights or remedies of Primus under this Agreement or applicable law.

     3.7.3 Log Files. Upon written request by Primus, Distributor shall transmit to Primus a current, complete and correct copy of the log file for each server on which the Software is installed; provided, however, that unless review of a log file has indicated additional fees are due to Primus, Primus may not request a copy of any one log file more frequently than once a year.

3.8  Governmental Compliance.

     3.8.1 Regulatory Approvals. Distributor shall obtain and maintain all licenses, permits, certificates and authorizations required to perform its obligations under this Agreement, including without limitation those required for: (i) Distributor's appointment and performance as distributor and licensee of Primus, and that of any Sub-Distributors; and (ii) the import of the Software and Documentation into the Territory. All regulatory and other approvals which are obtained for the Software by Distributor shall be obtained on behalf of Primus and for Primus' sole benefit. Distributor represents that no regulatory approvals which have not already been obtained by Primus and/or Distributor are presently required for licensing and distribution of the Software in the Territory.

     3.8.2 US Export Control. Distributor shall comply with all then applicable US export control laws and regulations in connection with its distribution of the Software and Documentation, and the disclosure of any technical information related thereto.

     3.8.3 U.S. Foreign Corrupt Practices Act. Distributor shall comply with the requirements of the U.S. Foreign Corrupt Practices Act ("FCPA"), and shall not take nor omit to take, directly or indirectly, any action that might cause Primus to be in violation of the FCPA.

     3.8.4 Foreign Exchange Controls. Distributor shall be solely responsible for compliance with any foreign exchange controls affecting the Territory.

3.9  Primus' Intellectual Property Rights.

     3.9.1 Primus' Ownership. Distributor shall not represent to any Person that it has any ownership interest in the Software, Documentation, Trademarks or Primus' Confidential Information. Distributor acknowledges that no action by it or on its behalf shall create in Distributor's favor any right, title or interest in or to the Software, Documentation, Trademarks, and/or Primus' Confidential Information, or in any registrations, filings, renewal or enforcement rights of Primus pertaining to them.

     3.9.2 Notice of Third Party Infringement. Distributor shall promptly advise Primus of any suspected or actual infringements of Primus' intellectual property rights of which Distributor becomes aware. Distributor shall cooperate with and assist Primus, at Primus' reasonable expense, in any action undertaken by Primus against any suspected infringement by third parties.

     3.9.3 Notice by Primus. Distributor shall not market, display, reproduce, distribute, sub-license or use the Software or Documentation for a period of three (3) months commencing on Primus' notice to Distributor that Distributor should cease use or distribution of the Software due to an infringement claim.

     3.9.4 Intellectual Property Rights Registration. Distributor shall, at Primus' reasonable expense, provide Primus with all assistance reasonably required by Primus to register Primus throughout the Territory as the owner of Primus' intellectual property rights with respect to the Software and the Documentation, including without limitation the Trademarks.

3.10 Costs and Expenses. Distributor shall bear and be liable for all costs and expenses that it initiates or incurs in fulfilling its obligations under this Agreement, except as otherwise expressly specified in a written agreement executed by both parties.

Section 4.  Primus' Obligations

4.1 Training. Following execution of this Agreement, and at such other times during the Term as Primus reasonably determines (for example, upon Primus' release of a significant Update), Primus shall provide the training to Distributor and Sub-Distributors as specified below, at Primus' then current rates for such services at locations mutually acceptable to both parties, or, to the extent indicated in Table C, at the rates, discounts and locations specified in Table C. To the extent Table C provides for a rate or discount to be determined (TBD) the parties will work in good faith to determine a mutually agreeable arrangement.

     4.1.1 Sales Training. Primus shall provide such sales and pre-sales information and training as Primus reasonably determines necessary, after consultation with Distributor, for the promotion, marketing and demonstration of the Software by Distributor.

     4.1.2 Certification Training. Primus shall provide such product certification training (covering client services and technical support skills for the Software) as Primus reasonably determines necessary, after consultation with Distributor.

4.2 Updates. During the Distribution Term, Primus shall (i) provide Distributor with reasonable prior notice concerning the release of all Updates, and (ii) provide Distributor with Updates if and when they are generally available for commercial release in the Territory. Distributor shall not entitle any End User to any Updates until the Update is generally available for commercial release.

4.3 Secondline Support. During the Term, Primus shall provide Distributor with Secondline Support. Primus shall have no obligation to directly support End Users or Sub-Distributors. Primus need not provide any other technical support except on a basis acceptable to Primus.

4.4 Marketing Materials. During the Term, Primus shall provide Distributor with initial copies of Primus' marketing materials and price lists applicable to the promotion, marketing and distribution of the Software in the Territory, together with any updates created by Primus. Distributor shall be responsible for the costs of reproducing any such materials.

4.5 Referrals. During the Term, to the extent that Distributor has exclusive rights as Primus' distributor of the Software, Primus shall forward to Distributor any inquiry or order with respect to the Software that Primus has received, and that originates from the Territory.

Section 5.  Other Obligations Of The Parties

5.1 Tax Structuring. Throughout the Term, Primus and Distributor shall consult and work together to determine the most mutually tax-efficient structure for distribution of the Software within the Territory, and for payment of all fees to Primus. To the extent there is any Japanese withholding tax liability for transactions between Primus and Distributor in connection with this Agreement, Primus and Distributor will split such liability equally.

5.2 No Authority. Neither of the parties shall have any authority to bind or act for, or assume any obligation or responsibility on behalf of, the other party, except as such authority may be specifically and expressly delegated in this Agreement. The parties hereto do not intend, and this Agreement shall not be deemed to create a partnership, joint venture, franchise, employment or other relationship between them.

5.3 Confidential Information. Each of the parties shall comply with the provisions of the Confidential Information Agreement.

5.4 Future Primus Products. In the event Primus introduces into the Exclusive Territory, products other than the Primus Products for which Distributor has been granted an Exclusive License pursuant to this Agreement, Primus intends to grant Distributor an exclusive license to market and distribute such products in the Exclusive Territory provided that Distributor has met all Performance Goals established pursuant to this Agreement and provided further that Distributor and Primus reach an Agreement as to the terms of a Marketing and Distribution Agreement for such other products.

Section 6.  Ordering and Shipment

6.1 Order Submission. Distributor shall order Software and Documentation from Primus by delivering to Primus: (i) a Distributor purchase order, substantially in the form attached as Exhibit A; and (ii) a copy of a valid End User purchase order issued to Distributor or any Sub-Distributor; (iii) if applicable, any Sub-Distributor purchase order; and (iv) the License Agreement and Maintenance Agreement executed by the End-User. Sub-Distributors and End Users may not order Software or Documentation directly from Primus.

6.2 Order Acceptance. Primus shall accept all reasonable orders from Distributor for Software and Documentation that are in accordance with the terms of this Agreement. Distributor may not cancel or amend an order once it has been received by Primus without Primus' prior written consent.

6.3 Delivery. Primus shall deliver orders of Software and Documentation accepted by Primus to Distributor FCA Seattle. The trade term "FCA" shall be interpreted in accordance with "Incoterms 1990", as promulgated by the International Chamber of Commerce.

6.4 Customs and Taxes. Distributor shall be responsible for clearing Software and Documentation through all customs, and shall pay any and all taxes or duties imposed by any governmental authority on (i) the export or import of the Software or Documentation, and (ii) the licensing of the Software within the Territory.

Section 7.  Fees and Payments

Except to the extent expressly stated otherwise in this Agreement, Distributor shall pay Primus at the Applicable List Price, less Distributor's Discount, for:
(i) all Software and Documentation distributed under this Agreement; (ii) all Primus Maintenance provided under this Agreement; and (iii) all client services provided by Primus to Distributor (including, for example, but without limitation, consulting and educational services).

7.1 Software and Primus Maintenance Fees Payable to Primus. Distributor shall pay Primus Software license fees and Primus Maintenance fees on Software sub-licensed to End Users and End User Maintenance purchased by End Users in accordance with the payment terms of Section 7.7. Distributor shall pay Primus
(i) the Software license fees and Primus Maintenance fees for such order at the Applicable List Price, less Distributor's Discount in accordance with Table B, and (ii) all related shipping charges, taxes and duties.

     7.1.1 Distributor's Discount Applicable to Volume Sales to Specific End User In the event sales of Primus Products by Distributor to a specific End User equal or exceed $100,000 (based on Applicable List Price) during an Annual Sales Period for that End User, the Distributor's Discount applicable to orders for that End User during that Annual Sales Period shall be determined in accordance with Table B. Solely for purposes of determining distributor's discount in accordance with this section, a sub-distributor of Distributor shall be deemed as an End User provided that Distributor has no ownership interest in such sub-distributor. The Distributor shall determine the aggregate sales made to an End User during the Annual Sales Period, including the value of the then current order, and shall apply the Distributor's Discount from Table B associated with that aggregate sales amount, to the then current order for that End User. The initial Annual Sales Period is defined as the calendar period beginning on the date, after the Effective Date, of the first sale to that End User and ending twelve months later. Thereafter, for the duration of this Agreement, subsequent Annual Sales Periods will commence upon the expiration of the previous Annual Sales Period and end twelve months later. With respect to customers who have placed orders prior to the Effective Date, Primus agrees to the retroactive application of the terms described in this section 7.1, such that the Annual Sales Period for such customers shall be deemed to have begun on the date that is nine months prior to the date of that customer's first order after the Effective Date.

7.2 No Charge for Internal Use and Evaluations. Distributor shall not be required to pay Primus Software license fees or support and maintenance fees with respect to: (i) Software that Distributor uses internally pursuant to the internal use license granted under Section 2.2.4; and (ii) Software used by Evaluators; provided always, however, that Distributor does not permit any evaluation to extend beyond thirty (30) days without Primus' prior written consent, not to be unreasonably withheld.

7.3 Splits. In the event Primus licenses any Software to an End User in accordance with Section 2.4, which Software will be located and supported in the Exclusive Territory, or if Distributor sub-licenses any Software to an End User in accordance with Section 2.4, which Software will be located and supported outside the Exclusive Territory, then Primus and Distributor shall split equally between them the Software license fees and support and maintenance fees payable by the End User with respect to such Software. In the event of any multiple-territory transaction where there is a conflict between Distributor and Primus' other distributors, agents or representatives which cannot be mutually resolved, then Primus may, in its sole and absolute discretion, allocate the Software license fees, End User Maintenance fees, and the responsibility for providing End User Maintenance among them (less, in the case of Distributor, any compensation payable to Primus under this Agreement).

7.4 Distributor's Own Software Use. Distributor shall be entitled to the benefit of its Distributor's Discount for any Software that it acquires during the Distribution Term for its own production use.

7.5 Client Services. Distributor may request Primus to provide pre-sales, installation, implementation, training and integration services to any Distributor or any End User. If Primus, in its sole discretion, accepts such request, then Distributor shall pay Primus the Applicable List Price for such services, less the Distributor's Discount, together with travel and living expenses reasonably incurred by Primus in providing such services.

7.6 Applicable List Price; Distributor's Discount. The Applicable List Price contains a list of Software license and End User Maintenance fees recommended by Primus for use by Distributor in distributing the Software and providing End User Maintenance in the Territory. If Distributor wishes to sub-license Software or provide End User Maintenance at less than the Applicable List Price, or if Distributor wants to provide any Person with an option to acquire rights to the Software or End User Maintenance at less than the Applicable List Price, then Distributor shall first provide Primus with not less than five (5) business days prior written notice. Notwithstanding any of the foregoing, Distributor shall be under no obligation to sub-license the Software or provide End User Maintenance to End Users at the Applicable List Price, but may price the Software and End User Maintenance in its reasonable discretion.

7.7 Payment Terms. Unless another date is specified in this Agreement, all payments by Distributor to Primus shall be due within thirty (30) days of the date of Primus' invoice. Distributor shall make all payments in United States currency, in readily available funds. Overdue payments shall accrue interest at the lesser of US prime rate on the date of the invoice plus five percent (5%) per annum, or the maximum rate permitted by applicable law. If any sums require conversion into US currency, then the conversion rate shall be that published in the Wall Street Journal for the fifteenth day of the month in which Primus delivers its invoice to Distributor or, if no rate is published for the fifteenth day, the next day on which the rate is published.

7.8 Taxes. As between Distributor and Primus, Distributor shall be solely responsible for any applicable sales, use, or any value added or similar taxes (collectively, "Sales Taxes") payable under, or arising out of or in connection with this Agreement, other than taxes imposed in the United States based upon Primus' income. Any prices, fee schedules or invoices provided by Primus are exclusive of any Sales Taxes, unless specifically stated otherwise. If Distributor has tax-exempt status, Distributors shall provide written evidence of such status with its purchase orders, in form and content reasonably satisfactory to Primus. Upon request by Primus, Distributor shall promptly furnish Primus with copies of tax receipts and other documents evidencing the withholding and payment of any local taxes applicable to Primus, so that Primus may file for a tax credit. Distributor shall cooperate with Primus in taking all such steps and filing all such documents as Primus reasonably requests to minimize any such withholding.

7.9 Unsold TCI Inventory. License fees payable by Distributor to Primus pursuant to this Section 7 will be offset by the Credit For Unsold TCI Inventory indicated on Table E, subject to the limitations of this Section 7.9. Any amounts payable by Distributor to Primus, for orders of Primus Products during the period beginning on the Effective Date and ending seven months thereafter, up to the amount of the Total Credit indicated on Table E, shall be offset by the Credit for Unsold TCI Inventory. The Credit for Unsold TCI Inventory shall expire and not apply to any license fees payable for sales of Primus Products which are made later than seven months after the Effective Date. Distributor shall have no rights to take any credit for such Unsold TCI Inventory after the date which is seven months after the Effective Date, or to acquire or sell any Unsold TCI Inventory.

Section 8.  Trademark Matters

8.1 License to Use Trademarks. Primus hereby grants Distributor a non-exclusive license, with right to sub-license to Sub-Distributors, to use the Trademarks in the Territory during the Term, solely in connection with: (i) the promotion, marketing, licensing, and distribution of the Software; and (ii) the provision of End User Maintenance and of implementation and training services related to the Software. Primus reserves all other rights to the Trademarks.

8.2 Proprietary Notices; Use of Trademarks; Approval of Promotional Materials. Distributor shall not remove, obscure or alter any notice of copyright, trade secret, trademark or other proprietary right appearing in or on any Software or Documentation or any related packaging and shall ensure that each copy of all or any portion of the Software or Documentation made by Distributor includes such notices. Distributor shall clearly indicate the ownership of the Trademarks by Primus whenever it uses the Trademarks. Distributor shall comply with the trademark usage guidelines and procedures established by Primus from time to time. Upon request by Primus, Distributor shall provide Primus with an opportunity to inspect and approve any packaging, descriptive or promotional materials pertaining to the Software and Documentation or otherwise containing references to the Trademarks. Distributor may appropriately use its own trademarks and trade names in connection with distributing the Software, subject to Primus' prior written approval. Any goodwill arising out of use of the Trademarks by Distributor or any Sub-Distributor shall inure solely to the benefit of Primus.

8.3 No Infringement. Distributor shall not at any time adopt, use or register any identical or similar mark or symbol or combination thereof which infringes any of the Trademarks. If Distributor has already done or attempted to do so, directly or indirectly, Distributor shall immediately assign all rights to such mark or symbol to Primus. In no event shall Distributor use the name "Primus" or any of the Trademarks (whether or not registered) except as expressly permitted under this Agreement.

Section 9.  Warranties

9.1 Distributor's Warranties. Distributor represents and warrants to Primus as follows:

     9.1.1 Authority. The execution and delivery of this Agreement by Distributor and the performance of the obligations contemplated hereby have been duly and validly authorized by all necessary legal action on its part, and this Agreement is legal, valid and binding against Distributor in accordance with its terms.

     9.1.2 No Default. The execution, delivery and performance of this Agreement by Distributor does not and shall not conflict with any obligation of Distributor under any agreement or instrument to which Distributor is a party or by which it is bound.

     9.1.3 Adequate Resources. Distributor has sufficient resources and experience to properly perform its obligations under this Agreement, and shall commit such resources to its obligations throughout the Term. None of Distributor's executive officers have any actual knowledge of any existing or forthcoming event that may materially adversely affect Distributor's ability or willingness to comply with its obligations under this Agreement.

9.2 Primus' Warranties. Primus represents and warrants to Distributor as follows:

     9.2.1 Organization and Authority. The execution and delivery of this Agreement by Primus and the performance of the obligations of Primus contemplated hereby have been duly and validly authorized by all necessary legal action on its part, and this Agreement is legal, valid and binding against Primus in accordance with its terms.

     9.2.2 No Default. The execution, delivery and performance of this Agreement by Primus does not and shall not conflict with any obligation of Primus under any agreement or instrument to which Primus is a party or by which it is bound.

9.3  Primus Software Warranties.

     9.3.1 Media. Primus warrants to Distributor that the media on which the Primus Software is delivered by Primus will be free from defects in materials and workmanship for a period of ninety (90) days beginning on the date of shipment by Primus.

     9.3.2 Performance; Year 2000. Primus warrants to Distributor that the Primus Software as delivered by Primus: (i) will perform in all material respects in accordance with the applicable specifications set forth in the applicable Documentation for a period of ninety (90) days beginning on the date of shipment by Primus; and (ii) is "Year 2000 Compliant." Year 2000 Compliant for the purposes of this Section 9.3.2 means that the Primus Software, when used with accurate date data and in accordance with its associated documentation, is capable of properly processing date data from, into and between the twentieth and twenty-first centuries, including the years 1999, 2000 and leap years, provided that all other products (e.g., hardware, software and firm-ware) used with it properly exchange date data with the Primus Soft-ware.

     9.3.3 Infringement. Primus warrants to Distributor that use in accordance with this Agreement of the Primus Software as delivered by does not infringe:
(i) to the best of Primus' knowledge, any valid copyright in any country in the Territory, or (ii) to Primus' actual knowledge, any patent or trademark existing under the laws of any country in the Territory.

     9.3.4 Upstream Supplier Software Warranties. Primus warrants to Distributor that the Upstream Supplier Software, as delivered by Primus to Distributor, will conform to the warranties specified in Schedule 5.

     9.3.5 Bugs and Abatement. Without limiting the foregoing, Primus does not warrant that the Software is free from all bugs, errors, or omissions. The warranties in this Section 9.3 shall automatically abate to the extent that the Software has been damaged, abused, modified, or combined with other software by Persons other than Primus' authorized employees or representatives, or other than at Primus' express direction.

     9.3.6 Performance Remedy. If any Software fails to comply with the warranties set forth in Sections 9.3.1 and 9.3.2, and paragraphs A.1, A.2 , B.1 and B.2 of Schedule 5, and if Distributor provides written notice of the non-compliance to Primus within five (5) business days of expiration of the warranty period then, except as otherwise specified in Schedule 5, Primus will either repair or, at its option, replace any non-complying media or Software. If Primus is unable to correct the noncompliance within sixty (60) days of receipt of such written notice from Distributor then, except as otherwise specified in Schedule 5, Primus shall, as Distributor's sole remedy, (i), with respect to non-compliant Initial Software, promptly refund all of the Software license fees paid by Distributor for such Software and terminate the Distribution Term with respect to the non-compliant Software, and (ii), with respect to non-compliant New Software, promptly refund all of the most recent annual support and maintenance fees paid by Distributor to Primus and attributable to the development of such New Software, in each case
(i) and (ii) in full and final satisfaction of all and any of Distributor's claims arising out of media or Software failure.

     9.3.7 Infringement Remedy. Primus shall defend and indemnify Distributor against any proceeding based upon any failure to satisfy the warranties set forth in Section 9.3.3 and paragraphs A.3 and B.3 of Schedule 5, as Distributor's sole remedy, provided that: (i) Distributor shall notify Primus in writing of any claim of infringement promptly after it has been made; (ii) Primus or its licensors shall have exclusive control over the defense and settlement of the proceeding; (iii) Distributor shall make no admission of liability nor enter into any settlement without the prior written agreement of Primus; (iv) Distributor shall provide such assistance in defense of the proceeding as Primus or its licensors may reasonably request, at Primus' reasonable expense; and (v) Distributor shall comply with any court order or settlement made in connection with the proceeding. If use of the Software is, or in Primus' reasonable opinion is likely to become, the subject of a claim of infringement of any intellectual property right of any third party, then Primus may: (a) procure the continuing right of Distributor to use the Software; (b) replace or modify the Software in a functionally equivalent manner so that it no longer infringes; or (c) except as otherwise specified in Schedule 5, terminate the Distribution Term with respect to the Software subject to the infringement claim and refund to Distributor an amount equal to the depreciated license fees paid by Distributor for such Software (calculated on a straight line basis over a five (5) year life).

     9.3.8 Warranties Repeated For Replacements and New Software. The warranties and other provisions of this Section 9.3 shall be automatically repeated for any modifications of the Software delivered to remedy any non-compliance with the warranties under Sections 9.3.1 and 9.3.2 and for any New Software, in each case upon shipment of the same by Primus to Distributor.

     9.3.9 Disclaimer Of Implied Warranties. Primus makes no representation or warranty in connection with the Software, except as set forth in Sections 9.3.1
- 9.3.4. EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 9.3, AND EXCEPT FOR DEATH OR BODILY INJURY THAT RESULTS FROM PRIMUS' PROVEN WILLFUL MISCONDUCT OR NEGLIGENCE, PRIMUS DISCLAIMS AND DISTRIBUTOR WAIVES AND RELEASES ALL RIGHTS AND REMEDIES OF DISTRIBUTOR, AND ALL WARRANTIES, OBLIGATIONS, AND LIABILITIES OF PRIMUS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY BUG, ERROR, OMISSION, DEFECT, DEFICIENCY, OR NONCONFORMITY IN ANY SOFTWARE OR OTHER ITEMS FURNISHED UNDER THIS AGREEMENT OR THE SUPPORT AND MAINTENANCE AGREEMENT, INCLUDING BUT NOT LIMITED TO ANY: (A) IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; (B) IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE; (C) CLAIM OF INFRINGEMENT; AND (D) STATUTORY REMEDIES.

Section 10.  Term and Termination

10.1 Term and Automatic Renewal. Unless sooner terminated pursuant to Sections
10.1.1 and 10.1.2 below, or as provided elsewhere in this Agreement, the Term of this Agreement shall expire as specified in Table A. Expiration of the Term shall not, in and of itself, cause the termination of License Agreements with End-Users. The expiring Term shall automatically renew for a period of two succeeding calendar years if Distributor has met or exceeded its Performance Goals for both year 1 and year 2 from the Effective Date of this Agreement, and in such event, a Renewal Effective Date shall be established. The Renewal Effective Date will be substituted for the Effective Date in the preceding sentence and the same methodology will be used to assess Distributor's achievement of Performance Goals for subsequent years and further extension(s) of the Term. In the event Distributor does not achieve Performance Goals for any year subsequent to the Renewal Effective Date, the Agreement shall expire at the end of its then current Term, unless Primus elects at its sole discretion to extend the Term. Distributor's achievement of Performance Goals only for year 2 and year 3 from Effective Date of this Agreement will not result in automatic renewal, but will given significant consideration by Primus as part of its evaluation process for discretionary renewal.

     10.1.1 Earlier Termination by Either Party. Either party may immediately terminate the Term at any time if: (i) any proceedings are commenced by, for or against the other party under any bankruptcy, insolvency or debtor relief law and are not dismissed within thirty (30) days; or (ii) the other party has materially breached its obligations under this Agreement and has not cured such failure within thirty (30) days of notification of the breach by the non-breaching party.

     10.1.2 Earlier Termination by Primus. Primus may immediately terminate the Term at any time if: (i) Distributor has engaged in the development or distribution of any product which competes with the Software; (ii) Distributor has challenged the validity or exclusivity of any of the intellectual property rights of Primus or its licensors (including without limitation the Trademarks and/or Primus' Confidential Information); or (iii) Distributor has failed to make a payment when due under Section 7 above, and has not cured such failure within ten (10) business days following written notice from Primus; or (iv) the ownership of fifty percent (50%) or more of the Distributor is sold or otherwise transferred.

10.2 Local Termination Liabilities. Primus shall have no liability for early termination of the Term in accordance with the provisions of this Agreement, including without limitation any liability for goodwill that has been established, or for any damages on account of prospective profits or anticipated sales. Distributor waives, and shall ensure that each Sub-Distributor waives any and all rights, claims and causes of action against Primus arising out of any such termination.

Section 11.  Post Termination Obligations

Upon any termination of the Term:

11.1 Distributorship. Distributor shall immediately: (i) pay Primus any sums that are outstanding under this Agreement, the due dates of which shall be automatically accelerated to the date of termination; (ii) discontinue any representations that it is an authorized distributor of the Software or of Primus; and (iii) except to the extent required by Distributor to provide End User Maintenance to End Users, permanently delete all copies of any of the Software from the hard drives of all computers in Distributor's possession or under its control, destroy all other media in Distributor's possession or under its control on which any of the Software is stored, certify the same in writing to Primus, and return to Primus all copies of the Documentation and Primus' Confidential Information then in Distributor's possession or under its control.

11.2 Inventory. Primus shall refund to Distributor the fees paid by Distributor for any Documentation and any related packaging that Distributor returns to Primus within thirty (30) days of termination of the Term or this Agreement, but only to the extent that (i) the Documentation and related packaging is in the same condition as it was when shipped to Distributor, and (ii) the Documentation and related packaging is for the then current versions of the applicable Software.

11.3 Interim Orders. Primus may (i) reject all or part of any orders received from Distributor after notice but prior to the effective date of termination, or
(ii) require Distributor's performance of any outstanding orders, notwithstanding the fact that delivery dates for such orders may extend beyond the effective date of termination.

11.4 Ongoing Installation Programs. With Primus' prior written consent, not to be unreasonably withheld or delayed, Distributor shall complete all implementation and training programs which, prior to receiving notice of termination, it had agreed to provide to End Users.

11.5 Assignment of Agreements. Distributor shall offer to assign to Primus or Primus' designee all License Agreements, Evaluation Agreements, Support and Maintenance Agreements and Sub-Distribution Agreements entered into by Distributor or any Sub-Distributor. To the extent that Primus or its designee accept such assignment:

     11.5.1 Primus' Assumption of Obligations. Primus or its designee shall assume Distributor's obligations: (i) to End Users under License Agreements and Support and Maintenance Agreements, (ii) to Evaluators under Evaluation Agreements, and (iii) to Sub-Distributors under Sub-Distributor Agreements.

     11.5.2 End User Installment Payments. Primus shall pay to Distributor all fees paid to Primus under the assigned agreements by the End User, Evaluator or Sub-Distributor (the "Pre-Assignment Fees"), but only to the extent that Distributor has already paid Primus the fees due under this Agreement for the Software or support and maintenance to which the Pre-Assignment Fees relate.

     11.5.3 End User Prepayments. Distributor shall pay to Primus or Primus' designee the amount representing the unused portion of all End User Maintenance fees that have been prepaid by End Users as of the assignment date, less Primus Maintenance fees for such unused portions that Distributor has already paid to Primus. Unused portions of support and maintenance fees shall be determined by multiplying the total fees for the relevant term (the "Relevant Term") by a fraction, the numerator of which is the number of days of the Relevant Term remaining, and the denominator of which is the total number of days of the Relevant Term.

Section 12.  Indemnification

Distributor shall defend, indemnify and hold Primus harmless from and against any loss, liability, damages or expense (including attorneys' and other experts' fees) incurred by Primus and arising out of: (i) any warranty, representation, indemnity, guarantee or similar assurance, and any related remedy, provided by Distributor or any Sub-Distributor with respect to the Software, the Documentation or the End User Maintenance to the extent that any of them exceed the warranties and remedies provided by Primus to Distributor under Section 9.3 of this Agreement; (ii) any omission or inaccuracy in Distributor's or Sub-Distributor's verbal or written statements, advertisements and promotional materials that relate to Primus, the Software, the Documentation or the End User Maintenance; or (iii) any failure by Distributor or any Sub-Distributor to comply promptly with their obligations under the provisions of this Agreement headed "Governmental Compliance" (Section 3.8) and "Taxes; Withholding." (Section 7.8).

Section 13.  Dispute Resolution and Other Provisions; Schedules

13.1 Dispute Resolution and Other Provisions. Dispute resolution and other provisions are contained in Schedule 6.

13.2 Schedules. Each of the Schedules and Exhibits listed below shall be incorporated into and shall for all purposes be deemed a part of this Agreement:
     Schedule 1 - Confidential Information Agreement
     Schedule 2 - End User Agreement Forms
     Schedule 3 - Secondline Support
     Schedule 4 - Initial Sub-Distributors
     Schedule 5 - Upstream Supplier Warranties
     Schedule 6 - Dispute Resolution and Other Provisions
     Schedule 7 - Seagate Products License Restrictions
     Exhibit A - Distributor's Form of Purchase Order

                        PRIMUS KNOWLEDGE SOLUTIONS, INC.
                 Software Marketing and Distribution Agreement
                                   Schedule 1
                       Confidential Information Agreement

                        PRIMUS KNOWLEDGE SOLUTIONS, INC.
                 Software Marketing and Distribution Agreement
                                   Schedule 2
                            End User Agreement Forms

                        PRIMUS KNOWLEDGE SOLUTIONS, INC.
                 Software Marketing and Distribution Agreement
                                   Schedule 3
                               Secondline Support

Section 1.  Definitions.

For the purposes of this Schedule, the following capitalized words and phrases shall be ascribed the following meanings:

1.1 "Error" means the failure of any Software program to conform in any material respect to its published Documentation.

1.2 "Fix" shall mean a modification or an addition to a Software program or its Documentation that overcomes an Error when made or added to such program or Documentation.

1.3 "Workaround" means a set of procedures that Distributor may follow to circumvent or mitigate the impact of an Error, notwithstanding that the Error still exists. Primus may provide a Workaround in lieu of a Fix in Primus' sole discretion.

1.4 Other Defined Terms. Other capitalized words and phrases shall have the meanings ascribed to them in Section 1 of the Software Marketing and Distribution Agreement of which this Schedule is part.

Section 2.  Primus' Provision of Secondline Support.

2.1 Technical Support. Primus shall provide telephone, fax and electronic support to Distributor from its Seattle office regarding use of the Software and resolution of Errors Monday through Friday from 6.30 a.m. to 5:30 p.m. local time at such office. In addition, Primus shall make on-call technical support staff available for High Priority situations (as defined in Section 2.2.1 below) twenty-four (24) hours a day, seven (7) days a week. Primus shall provide such support to one (1) support contact designated by Distributor who shall be knowledgeable in all aspects of Distributor's and End Users' operating environments.

2.2 Support Response. Primus will assign all Distributor requests for Error support one of three response priorities. The priorities will dictate the timing and nature of the response as follows:

     2.2.1 High Priority. A major feature/function of the Software is not working or the system integrity is at risk.

     Response Goal: Primus shall use all commercially reasonable efforts to provide a Fix or Workaround to Distributor within forty eight (48) hours of Distributor's report of the problem. If Primus cannot provide the Fix or Workaround within the forty-eight (48) hours Primus will dedicate resources to the problem resolution and will inform Distributor on a daily basis of the resolution status.

     2.2.2 Medium Priority. An End User's work flow is inhibited or a non-major feature/function of the Software is not working.

     Response Goal: Primus shall use all commercially reasonable efforts to provide a Fix or Workaround to Distributor within four (4) business days of the Distributor's report of the problem. If Primus cannot resolve the problem within the four (4) business days, Primus will inform Distributor on a weekly basis of the resolution status.

     2.2.3 Low Priority. An End User has a problem which is not seriously impacting Distributor's workflow.

     Response Goal: Primus shall use all commercially reasonable efforts to provide a Fix or a Workaround to Distributor within seven (7) business days of Distributor's report of the problem. If Primus cannot resolve the problem within the seven (7) business days, Primus will provide Distributor with a status evaluation regarding the ultimate resolution.

2.3 On-Site Visits. If Primus and Distributor mutually determine that Primus may more effectively resolve a High Priority Error with an on-site visit to Distributor's or the End User's relevant location, then Distributor shall be responsible for Primus' reasonable travel and living expenses incurred in conducting such visit. If Distributor requests Primus to attend on-site for any other purpose, and Primus agrees, then Distributor shall pay Primus for Primus' services on a time and materials basis, at Primus' then current daily rates for the Territory, and shall reimburse Primus for Primus' reasonable travel and living expenses.

2.4 Access to Primus' Knowledgebase. To the extent reasonably determined necessary by Primus, Primus shall provide Distributor with access to Primus' knowledgebase of solutions to Software Errors. Distributor shall comply with Primus' reasonable security precautions related to such access, and shall treat all knowledgebase information as Confidential Information of Primus; provided, however, that Distributor may disclose Error solutions to End Users as part of its End User Maintenance obligations, but only as confidential information under an effective non-disclosure agreement between Distributor and the End User.

2.5 Distributor Cooperation. Distributor acknowledges that Primus may not be able to resolve an Error if Distributor and any affected End User do not use all commercially reasonable efforts to cooperate with and assist Primus in resolving the Error (including, without limitation, in replicating the Error, in retrieving workstation, server and log file data relating to the Error, and in providing Primus with remote access to Distributor's or the End User's installation for support purposes).

2.6 Scope of Secondline Support Services. Primus shall have no obligation to correct Errors or support queries arising from any misuse or alteration of the Software by any Person other than Primus, failure or fluctuation of electrical power, maintenance of the Software by anyone other than Primus or Primus' authorized representatives, or the combination or merging of the Software by any Person other than Primus with any hardware or software not identified as compatible by Primus. Primus shall have no obligation to correct Errors or support Software programs except with respect to the then current and next last current "Major Releases." "Major Releases" means a new release of a Software program with a change in the YY component of that Software program's X.YY.ZZ version number. It shall be a condition to Primus' provision of Secondline Support that Distributor shall be current on its Support and Maintenance fee payments for all of the Software.

                        PRIMUS KNOWLEDGE SOLUTIONS, INC.
                 Software Marketing and Distribution Agreement
                                   Schedule 4
                            Initial Sub-Distributors

Initial Sub-Distributors

Fujitsu Chubu Systems, Toshiba Information Systems, Hitachi Seisakusho, NTT Software, NEC Software, Canon Hanbai, Kyowa Technologies, IBM Japan and NEC.

                        PRIMUS KNOWLEDGE SOLUTIONS, INC.
                 Software Marketing And Distribution Agreement
                                   Schedule 5
                     Upstream Supplier Software Warranties

A.  Knowledge Broker Solution ("KBI") Support Suite Warranties

1. Media. The media on which the KBI Software is delivered by Primus will be free from defects in materials and workmanship for a period of ninety (90) days beginning on the date of shipment by Primus.

2. Performance; Year 2000. The KBI Software as delivered by Primus: (i) will perform in all material respects in accordance with the applicable specifications set forth in the applicable Documentation for a period of ninety
(90) days beginning on the date of shipment by Primus; and (ii) is "Year 2000 Compliant." Year 2000 Compliant means, for the purposes of this paragraph A.2, that the KBI Software, when used with accurate date data and in accordance with its associated documentation, is capable of properly processing date data from, into and between the twentieth and twenty-first centuries, including the years 1999, 2000 and leap years, provided that all other products (e.g., hardware, software and firm-ware) used with it properly exchange date data with the KBI Software.

3. Infringement. To Primus' knowledge, use in accordance with this Agreement of the KBI Software as delivered by Primus to Distributor does not infringe any valid copyright, patent or trademark existing under the laws of the Territory.

--------------------------------------------------------------------------------

B.  Seagate Crystal Info v.6 Warranties

1. Media. The media on which the Seagate Software is delivered by Primus will be free from defects in materials and workmanship for a period of ninety (90) days beginning on the date of shipment by Primus.

2. Performance; Year 2000. The Seagate Software as delivered by Primus: (i) will perform substantially in accordance with the applicable specifications set forth in the applicable Documentation in all material respects for a period of ninety (90) days beginning on the date of shipment by Primus; and (ii) is "Year 2000 Compliant." Year 2000 Compliant means, for the purposes of this paragraph B.2, that the Seagate Software will (i) under normal use and service, record, store, process, and present calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality, as such Seagate Software do with dates falling on or before December 31, 1999; and (ii) lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. Notwithstanding the foregoing, if the date related functionality of the Seagate Software relies upon the operating system on which it is running or the software to which it interfaces, then the above limited warranty applies only to the extent that such operating system and other software properly exchanges date data with the Seagate Software.

3. Infringement. To the best of Primus' knowledge, use in accordance with this Agreement of the Seagate Software as delivered by Primus does not infringe any valid patent or copyright in the Territory, nor any trademark rights of a third party based on the laws of the United States, Canada, Japan, New Zealand, Australia, South Africa, or any country in Europe or South America.

                        PRIMUS KNOWLEDGE SOLUTIONS, INC.
                 Software Marketing and Distribution Agreement
                                   Schedule 6
                    Dispute Resolution And Other Provisions

Dispute Resolution

1.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Washington, and, where such laws are preempted by the laws of the United States, by the internal laws of the United States, in each case without regard to (a) conflicts of laws principles, and (b) the applicability, if any, of the United Nations Convention on Contracts for the International Sale of Goods. The governing language for this Agreement, for the transactions contemplated hereby, for any notices, instruments or other documents or media transmitted or delivered hereunder, and for the negotiation and/or resolution of any dispute or other matter between the parties, shall be the English language. In the event of any conflict between the provisions of any document and an English version thereof, the provisions of the English version shall prevail. Distributor hereby waives all and any rights it may have under any law in any country or portion thereof to have the Agreement written in any language other than English. In transactions between the parties, a decimal point shall be indicated by a period, and not by a comma. Notice periods shall be determined by reference to the local time of the notice recipient.

1.2 Mediation. In the event of any controversy or claim arising out of or relating to this Agreement or the breach or interpretation thereof, the parties shall, upon five days notice from either one to the other, submit themselves and the subject-matter of the dispute to mediation before an independent mediator to be appointed by the head office of the American Arbitration Association. Costs of mediation shall be borne equally between the parties.

1.3 Arbitration. If the parties remain in dispute following the mediation, then the controversy or claim shall be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a single, disinterested arbitrator appointed in accordance with such Rules. The determination of the arbitrator shall be final, conclusive and binding. Judgment upon the award rendered may be entered in any court of any state or country having jurisdiction.

1.4 Conduct. Each party shall ensure that any mediation and arbitration are conducted as speedily as is reasonably possible, and that all and any information disclosed during or in connection with the arbitration is treated by each party with the strictest confidence.

1.5 Interim and Permanent Relief. Upon the application of either party to this Agreement, and whether or not an arbitration or mediation has yet been initiated, all courts having jurisdiction over one or more of the parties are authorized to: (i) issue and enforce in any lawful manner such temporary restraining orders, preliminary injunctions and other interim measures of relief as may be necessary to prevent harm to a party's interests or as otherwise may be appropriate pending the conclusion of arbitration proceedings pursuant to this Agreement; and (ii) enter and enforce in any lawful manner such judgments for permanent equitable relief as may be necessary to prevent harm to a party's interests or as otherwise may be appropriate following the issuance of arbitral awards pursuant to this Agreement.

1.6 Venue. Any mediation or arbitration conducted under or in connection with this Agreement shall take place in Seattle, Washington, at a time to be determined by the mediator or arbitrator, as the case may be.

1.7 Legal Expenses. If any proceeding is brought by either party to enforce or interpret any term or provision of this Agreement, the substantially prevailing party in such proceeding (as determined by the arbitrator in its sole discretion) shall be entitled to recover, in addition to all other relief arising out of this Agreement, such party's reasonable attorneys' and other experts' (including without limitation accountants) fees and expenses (as determined by the arbitrator in its sole discretion.

2. Excused Performance; Force Majeure. If the performance of this Agreement is adversely restricted by reason of any circumstances beyond the reason-able control and without the fault or negligence of the party affected, then the party affected, upon giving prompt written notice to the other party, shall be excused from such performance on a day-to-day basis to the extent of such restriction (and the other party shall likewise be excused from performance of its obligations on a day-to-day basis to the extent such party's obligations relate to the performance so restricted); provided, however, that the party so affected shall use all commercially reasonable efforts to avoid or remove such causes of non-performance and both parties shall proceed whenever such causes are removed or cease.

3. Exclusion of Certain Claims. IN NO EVENT SHALL PRIMUS BE LIABLE (WHETHER IN TORT OR CONTRACT, UNDER STATUTE OR OTHERWISE) FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OF INFORMATION AND THE LIKE, ARISING OUT OF ITS PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT OR THE USE, INABILITY TO USE OR RESULTS OF USE OF THE SOFTWARE, EVEN IF PRIMUS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

4. Limitation of Liability. Primus' liability arising out of this agreement shall in no event exceed the fees paid by Distributor to Primus under this Agreement.

5. Equitable Relief. Each of Distributor and Primus acknowledges that damages will be an inadequate remedy if the other violates the terms of this Agreement, or otherwise fails to perform its obligations hereunder. Accordingly, subject to
Section 1 of this Schedule, each of them shall have the right, in addition to any other rights each of them may have, to obtain in any court of competent jurisdiction, temporary, preliminary and permanent injunctive relief to restrain any breach, threatened breach, or otherwise to specifically enforce any of the obligations in this Agreement.

6. Waiver. No waiver of or with respect to any provision of this Agreement, nor consent by a party to the breach of or departure from any provision of this Agreement, shall in any event be binding on or effective against such party unless it be in writing and signed by such party, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

7. Captions and Headings. The captions and headings are inserted in this Agreement for convenience only, and shall not be deemed to limit or describe the scope or intent of any provision of this Agreement.

8. Severability; Invalidity. If any provision of this Agreement is held to be invalid, such invalidity shall not render invalid the remainder of this Agreement or the remainder of which such invalid provision is a part. If any provision of this Agreement is so broad as to be held unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

9. Assignment. Distributor shall not assign any of its rights this Agreement without the prior written consent of Primus, which shall not be unreasonably withheld. Subject to the foregoing restriction on assignment by Distributor, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Primus may assign all or any of its rights to enforce this Agreement to any licensor of Primus.

10. Notices. Any notice or other communication under this Agreement given by either party to the other party shall be deemed to be properly given if given in writing and delivered: (i) by facsimile transmission (receipt confirmed); or
(ii) by internationally recognized private courier, (e.g., Federal Express) properly addressed and prepaid, to the recipient at the address identified on the first page of this Agreement. Either party may from time to time change its address by giving the other party notice of the change in accordance with this Section.

11. Entire Agreement; Amendments. This Agreement constitutes and embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous written, electronic or oral communications, representations, agreements or understandings between the parties with respect thereto. This Agreement may not be modified or amended except by a written instrument executed by both parties. Only executive officers of Primus shall have authority to amend this Agreement on behalf of Primus. In the event of any conflict between the provisions of this Agreement and the terms of any form of purchase order or invoice (including without limitation any attached as a schedule or exhibit to this Agreement), the provisions of this Agreement shall prevail. Distributor's standard terms of purchase, if any, are inapplicable.

12. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, which taken together shall constitute a single agreement between the parties.

                        PRIMUS KNOWLEDGE SOLUTIONS, INC.
                 Software Marketing and Distribution Agreement
                                   Schedule 7
                         Seagate Licensing Restrictions

--------------------------------------------------------------------------------
                  SEAGATE'S MINIMUM TERMS OF END USER LICENSE
--------------------------------------------------------------------------------

To the extent that the Seagate products are not shipped by Primus subject to a shrink-wrap or click-wrap license agreement, each End User License must contain the following minimum (or substantially similar), terms and conditions applicable to Seagate Products (sometimes for purposes of this Exhibit D, the "Software"), modified as necessary for multi-copy packages:

APPLICABLE TO ALL SEAGATE PRODUCTS:

1. GRANT OF LICENSE. The End User is granted a personal, nonexclusive license to use a single copy of the software program, including any updates, additional modules, or additional software provided by Seagate in connection therewith (the "Software") solely for End User's own use in conjunction with the OEM Product or System, and solely in accordance with the terms and conditions of this license agreement. End User may copy the Software into the memory of any computer, solely as necessary to use the Software in accordance with this license agreement.

2. OEM PRODUCT ACCESS. The license granted is qualified, in that the End User's licensed copy of the Seagate Software may only be used with the third party (OEM) product with which it was provided. Accessing data that is not created by, or used by, the third party (OEM) product is in violation of the End User's license.

3. THIRD PARTY BENEFICIARY. End User is notified that Seagate Software Information Management Group, Inc., ("Seagate") is a third-party beneficiary to the End User License to the extent it relates to use of the Seagate Software. Such provisions are made expressly for the benefit of Seagate and are enforceable by both OEM and Seagate.

4. COPYRIGHT AND COPIES. The Software (including any copy thereof), is owned by Seagate or its suppliers and is protected by United States copyright and patent laws and international treaty provisions. The Software copy is licensed, not sold to you, and you are not an owner of any copy thereof. You may either (a) make one copy of the Software solely for backup or archival purposes, or (b) transfer the Software to a single hard disk provided you keep the original solely for backup or archival purposes. You may not otherwise copy the Software, except as necessary to use the OEM Product or System or as authorized by applicable law, and you may not copy the written materials accompanying the Software. Seagate hereby reserves all rights not explicitly granted in this software license agreement.

5. OTHER RESTRICTIONS. You may not rent or lease the Software, but you may transfer the Software and accompanying written materials on a permanent basis provided you retain no copies and the recipient agrees to the terms of this Agreement. If the Software is an update, any transfer must include the update and all prior versions. You may not modify or translate the Software. You may not reverse engineer, decompile or disassemble the Software, except to the extent expressly authorized by applicable law. End User may not remove, alter or destroy any form of copyright notice, proprietary markings or confidential legends placed upon or contained within the Software.

6. DUAL MEDIA. If the Software package contains more than one form of media, such as a 3.5" diskette and a CD-ROM, then you may use only the media appropriate for your computer or computer system. You may not use the other media on another computer or loan, rent, lease, or transfer them to another except as part of the permanent transfer (as provided above), of all Software and written materials.

7. NO WARRANTY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE Software PROVIDED TO END USER HEREUNDER IS PROVIDED BY SEAGATE "AS IS" WITHOUT ANY CONDITION OR WARRANTY WHATSOEVER. THE ENTIRE RISK ASSOCIATED WITH THE INSTALLATION AND USE OF THE Software RESIDES WITH END USER. ALL OTHER CONDITIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, ARE DISCLAIMED BY SEAGATE, INCLUDING, WITHOUT LIMITATION, THE IMPLIED CONDITIONS OR WARRANTIES OF MERCHANTABILITY, OWNERSHIP AND FITNESS FOR A PARTICULAR PURPOSE. SEAGATE SHALL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR OTHER DAMAGES.

8. TERM. This license is effective until terminated. End User may terminate it at any time by destroying the Software together with all copies, modifications and merged portions in any form. It will also terminate automatically upon yEnd user's failure to comply with any term or condition of this Agreement. In the event of such termination, End User agrees to promptly destroy the Software together with all copies, modifications and merged portions in any form.

9. MISCELLANEOUS. The terms and conditions herein state the entire license agreement with End user relative to any Seagate Software, and supersede any prior agreement, whether written or oral, relating to the subject matter hereof. The parties disclaim the application of the United Nations Convention on the International Sale of Goods. This license agreement is governed by the laws of the State of California, U.S.A., without reference to conflict of laws principles. All disputes arising out of this license agreement shall be litigated or otherwise resolved exclusively in the State of California. End User may not export or re-export the Software or documentation without the appropriate United States or foreign government licenses. If any provision of this license agreement is ruled invalid, such invalidity shall not affect the validity of the remaining portions of this license agreement.

10. U.S. GOVERNMENT RESTRICTED RIGHTS. The Software and accompanying documentation are deemed to be "commercial computer software" and "commercial computer software documentation," respectively, pursuant to DFAR Section 227.7202 and FAR Section 12.212, as applicable. Any use, modification, reproduction release, performance, display or disclosure of the software and accompanying documentation by the U.S. Government shall be governed solely by the terms of this license agreement and shall be prohibited except to the extent expressly permitted by the terms of this license agreement.

End User must affix the following legend to each copy of the Software:

Use, duplication, reproduction, or transfer of this commercial Software and accompanying documentation is restricted in accordance with FAR 12.212 and DFARS
227.7202 and by a license agreement. Contact Legal Department, Seagate Software, P.O. Box 67427, Scotts Valley, California, 95067 U.S.A.


SPECIFIC SEAGATE PRODUCT USE RESTRICTIONS:

A.   CRYSTAL INFO:

     INSTALLATION AND USE. Seagate Crystal Info 6.0 is licensed to End User in a combination of three potential Modules: (1) Client License (2) OLAP Add-In License and (3) Report/Query Add-In License. Each licensed version of the Software includes one Administrator ID, which shall correspond to a single, designated individual (the "Administrator"). The Administrator may install and use the components as set forth in the Client License, OLAP Add-In License and Report/Query Add-In License; solely to facilitate licensed use of the applicable Module(s). The End User must possess an individual license and accompanying authorized Unique User ID ("UUID") permitting access to and use of the Module(s) licensed. End User may install and use (in the manner provided) only the Module(s) (including their respective components), for which End User has obtained an express license and accompanying authorized UUID(s). End User may have only as many UUIDs defined or in use as have been authorized by Seagate, as set forth in End User's particular license pack. Unless End User's purchase agreement provides expressly to the contrary, no UUID may be shared by more than one individual End User.

     (1) Client License. Provided the total number of copies used or installed at any one time does not exceed the number of licenses purchased or UUIDs authorized(as set forth in End User's Client License pack) End User may use the Client License (including the stated components) to view, schedule and analyze existing reports as follows: (a) End User may install Info Server, Info Administrator, Info Views, Info APS, Sentinel, Info Analyzer, Info OLAP Server and Info Desktop (except that End User may not schedule cubes) on one or more computers under End User's control, and (b) End User may install the Info WebAccess Server on one or more web servers to provide access by authorized End Users via web browser; except that any End User who is not licensed to use the OLAP Add-In License may not access or use the Info Worksheet for Java component. Web browser access may be used in addition to access via Info Desktop client software. Provided one copy of "client" (but not "server") components of Crystal Info 6.0 is installed only on the permanent memory of a single desktop computer, and that computer is used by one authorized End User at least 80% of the time the computer is in use, that same end user may make one copy of such client components to use on a portable or home computer primarily used by such authorized End User.

     (2) OLAP Add-In License. End User may install and use the components as set forth in the Client License. Subject to the same use conditions placed on components of the Client License, End User may install and use the Info Cube Designer to design OLAP cubes; Info Desktop to schedule OLAP cubes; and Info Worksheet or Info Worksheet for Java (as provided in the Info WebAccess Server and Info OLAP Server), to view and manipulate OLAP cube information. End User may not design reports unless End User is licensed to use the Report/Query Add-In License.

     (3) Report/Query Add-In License. End User may install and use the components as set forth in the Client License. Subject to the same use conditions placed on components of the Client License, End User may install and use Info Report Designer and Info Query Designer to design reports and queries from relational or multidimensional databases. End User may use the reports to populate Info Folders of other authorized End Users.

                        PRIMUS KNOWLEDGE SOLUTIONS, INC.
                 Software Marketing and Distribution Agreement
                                   Exhibit A
                      Distributor's Form of Purchase Order